Exhibit 4.14

[FORM OF FACE OF SECURITY]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED	REGISTERED

No. FLR _____________	CUSIP 51803X 0_________

LASALLE FUNDING LLC
LASALLENOTESSM
(Floating Rate)
Unconditionally Guaranteed by
ABN AMRO HOLDING N.V. AND ABN AMRO BANK N.V.

     THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH ON THE REVERSE HEREOF:

PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:	INITIAL INTEREST RATE:	MATURITY DATE:

BASE RATE:	SPREAD:	MULTIPLIER:

MAXIMUM INTEREST RATE:	MINIMUM INTEREST RATE:	INDEX MATURITY:

FLOATING RATE/FIXED RATE NOTE:		FIXED RATE/FLOATING RATE
NOTE::
☐ Yes	☐ No,	☐ Yes	☐ No,
If yes:	FIXED RATE:	If yes:	FIXED RATE:
	FIXED RATE COMMENCEMENT DATE:		FLOATING RATE COMMENCEMENT DATE:

INVERSE FLOATING RATE NOTE:
☐ Yes	☐ No,
If yes:	FIXED RATE:

ORIGINAL ISSUE DISCOUNT NOTE:		TOTAL AMOUNT OF OID:
☐ Yes	☐ No,

ISSUE PRICE: (expressed as a percentage of aggregate principal amount):

RESET PERIOD (check
one if applicable)
☐ Daily	☐ Weekly
☐ Monthly	☐ Quarterly (specify months)
☐ Semi-	☐ Annual
annual

INTEREST PAYMENT DATES (check
one if applicable)
☐ Monthly	☐ Quarterly
☐ Semi-	☐ Annual
annual

REDEMPTION DATE(S) (including		REDEMPTION PRICE(S):
any applicable regular or special record
dates):

REPAYMENT DATE(S) (including any		REPAYMENT PRICE(S)
applicable regular or special record dates):

SURVIVOR’S OPTION:
☐ Yes	☐ No

OTHER PROVISIONS:

     LASALLE FUNDING LLC, a limited liability company organized and existing under the laws of Delaware (the “Issuer”), which term includes any successor Person under the Indenture, for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the Principal Amount stated above on the Maturity Date shown above, and to pay interest, other than on a zero-coupon Note, on each Interest Payment Date and at maturity, unless otherwise specified above, as follows:

  in the case of a Note that provides for monthly interest payments, the Interest Payment Dates shall be the fifteenth day of each calendar month, beginning in the calendar month immediately following the date the Note is issued;

  in the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each of the four specified months of each year, beginning in the specified month immediately following the date the Note is issued;

  in the case of a Note that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth day of each of the two specified months of each year, beginning in the specified month immediately following the date the Note is issued; and

  in the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of the specified month of each year, beginning in the specified month immediately following the date the note is issued.

     If any Interest Payment Date, other than at maturity, is not a Business Day, the Interest Payment Date will be postponed to the next day that is a Business Day, except that if the specified Base Rate is “London Inter-bank Offered Rate” or “LIBOR”, if the Business Day is in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the maturity falls on a day that is not a Business Day, all payments to be made on the day with respect to this Note will be made on the next day that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of the delayed payment.

     Interest will be payable to the person in whose name a Note is registered at the close of business on the Record Date next preceding each Interest Payment Date; provided, however, that interest payable at maturity or upon redemption, repayment or declaration will be payable to the person to whom principal is payable. The first payment of interest on any Note originally issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date to the registered owner of such Note on such next succeeding Record Date. If the Maturity for the Note falls on a day that is not a Business Day, the payment of principal and interest may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from Maturity. Accrued interest is calculated by multiplying the face amount of a Note by an accrued interest factor. Unless otherwise specified above, the accrued interest factor will be computed by adding the interest factors calculated for each day from the Original Issue Date, or from the last date to which interest has been paid or duly provided for, to but excluding the date for which interest is being calculated. Unless otherwise specified above, the interest factor for each such day will be computed by dividing the interest rate applicable to that date by (i) the actual number of days in the year if the specified Base Rate is the Constant Maturity Treasury Rate or Treasury Rate, or (ii) 360, otherwise.

     Unless the Inverse Floating Rate Note, Fixed Rate/Floating Rate or Floating Rate/Fixed Rate option is affirmatively specified on the face hereof and unless otherwise specified under “Other Provisions” above, the Note will be referred to as a “Regular Floating Rate Note.” If this Note is a Regular Floating Rate Note, it will bear interest at the rate determined by reference to the applicable Base Rate, plus or minus the applicable Spread, if any, or multiplied by the applicable Spread Multiplier, if any, or, if both a Spread and a Spread Multiplier applies, multiplied by the applicable Spread Multiplier, and then plus or minus the applicable Spread. Commencing on the first Interest Reset Date, the rate at which interest is payable on a Regular Floating Rate Note will reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate.

     If the Inverse Floating Rate Note option is affirmatively specified on the face hereof and unless otherwise specified under “Other Provisions” above, the Note will bear interest at the fixed interest rate minus the rate determined by reference to the applicable Base Rate, multiplied by the applicable Spread Multiplier, if any, provided, however that such interest will not be less than zero and provided further, that the interest rate in effect for the period, if any, from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate.

     If the Floating Rate/Fixed Rate option is affirmatively specified on the face hereof and unless otherwise specified under “Other Provisions” above, the Note will bear interest at the rate determined by reference to the applicable Base Rate, plus or minus the applicable Spread, if any, or multiplied by the applicable Spread Multiplier, if any, or, if both a Spread and a Spread Multiplier applies, multiplied by the applicable Spread Multiplier, and then plus or minus the applicable Spread and commencing on the first Interest Reset Date, the rate at which interest is payable will reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate and the interest rate in effect commencing on the Fixed Rate Commencement Date will be the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

     If the Fixed Rate/Floating Rate Note option is affirmatively specified on the face hereof and unless otherwise specified under “Other Provisions” above, the Note will bear interest at the specified Fixed Rate. Commencing on the Floating Rate Commencement Date and on each Interest Reset Date thereafter, the Note will bear interest at the specified rate determined by reference to the applicable Base Rate, plus or minus the applicable Spread, if any, or multiplied by the applicable Spread Multiplier, if any, or, if both a Spread and a Spread Multiplier applies, multiplied by the applicable Spread Multiplier, and then plus or minus the applicable Spread.

     The Interest Reset Date will be as follows, unless otherwise specified above:

  in the case of a Note that provides for a daily Reset Period, the Interest Reset Dates shall be each Business Day;

  in the case of a Note that provides for a weekly Reset Period, the Interest Reset Dates shall be Wednesday of each week, except that in the case of such Notes for which the Base Rate is specified as “Treasury Rate” the Interest Reset Dates shall be Tuesday of each week;

  in the case of a Note that provides for a monthly Reset Period, the Interest Reset Dates shall be the fifteenth day of each calendar month;

  in the case of a Note that provides for a quarterly Reset Period, the Interest Reset Dates shall be the fifteenth day of each of the four specified months of each year;

  in the case of a Note that provides for a semi-annual Reset Period, the Interest Reset Dates shall be the fifteenth day of each of the two specified months of each year; and

  in the case of a Note that provides for an annual Reset Period, the Interest Reset Date shall be the fifteenth day of the specified month of each year.

     If an Interest Reset Date would otherwise be a day that is not a Business Day, the Interest Reset Date will be postponed to the next day that is a Business Day, except that, in the case of a LIBOR Note, if that Business Day is a day in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding London Business Day. Each adjusted rate will be applicable on and after the Interest Reset Date to which it relates to, but not including, the next succeeding Interest Reset Date or to maturity.

     The interest rate will be determined by the Calculation Agent by reference to the specified Base Rate on such determination dates and in the manner specified under “Other Provisions” above.

     Payments of principal and interest on this Note will be made in United States dollars. Payment of the principal of and interest on this Note due at Maturity will be made in immediately available funds, provided that this Note is presented to the Trustee in time for the Trustee to make such payment in accordance with its normal procedures.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:	LASALLE FUNDING LLC

By:

Name:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein
referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY,
As Trustee

By:

Authorized Officer

[FORM OF REVERSE OF NOTE]

LASALLE FUNDING LLC
LASALLENOTESSM
(Floating Rate)
Unconditionally Guaranteed by
ABN AMRO HOLDING N.V. AND ABN AMRO BANK N.V.

     1. General. This Note (herein called the “Notes”) is one of a duly authorized issue of securities of LASALLE FUNDING LLC (herein called the “Issuer”) and fully and unconditionally guaranteed, jointly and severally, by ABN AMRO Holding N.V. and ABN AMRO Bank N.V. (herein called the “Guarantors”), issued and to be issued in one or more series under an Indenture dated as of September 15, 2006, between the Issuer, the Guarantors and The Bank of New York Trust Company, as Trustee (herein called the “Trustee”, which term includes any successor Trustee under the Indenture) (as supplemented from time to time, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes of this series may bear different dates, mature at different times and bear interest at different rates and otherwise have different terms. The Notes of this series may be issued from time to time in an aggregate principal amount of up to $2,500,000,000 (including in such amount the offering price of any such Notes sold at a discount), which amount may be increased if duly authorized by the Issuer.

     2. Interest Payments. Interest payments on this Note will include interest accrued from and including the last date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date if no interest has been paid or provided for) to but excluding the Interest Payments Dates or the Maturity Date, as the case may be.

     3. Redemption at the Option of the Issuer. Unless one or more Redemption Dates is specified on the face hereof, this Note shall not be redeemable at the option of the Issuer before the Maturity Date specified on the face hereof. If one or more Redemption Dates is so specified, this Note is subject to redemption on any such date (or during any range of Redemption Dates) at the option of the Issuer, upon notice by first-class mail, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption specified in such notice, at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Note), together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is prior to the Redemption Date will be payable to the Holder of this Note, or one or more predecessor Notes, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture. The Issuer may elect to redeem less than the entire principal amount hereof, provided that the principal amount, if any, of this Note that remains outstanding after such redemption is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof (an “Authorized Denomination”).

     4. Repayment at the Option of the Holder. Unless one or more Repayment Dates is specified on the face hereof, this Note shall not be repayable at the option of the Holder on any date prior to the Maturity Date specified on the face hereof, other than in connection with any applicable Survivor’s Option (defined below). If one or more Repayment Dates is so specified, this Note is subject to repayment on any such date at the option of the Holder at the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount of this Note), together in the case of any such repayment with accrued interest to the Repayment Date, but interest installments whose Stated Maturity is prior to the Repayment Date will be payable to the Holder of this Note, or one or more predecessor Notes, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture. In order for a Note to be repaid at the option of the Holder, the Trustee must receive, at the principal office of its Corporate Trust Department in the City of Chicago, at least 30 but not more than 45 days prior to the Repayment Date on which this Note is to be repaid, this Note with the Option to Elect Repayment notice completed. Once this Note is delivered for repayment, the Holder may not revoke its exercise of the repayment option. A Holder may exercise the repayment option for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment is an Authorized Denomination.

     5. Repayment Upon Death. If the Survivor’s Option is affirmatively specified on the face hereof, the Holder of the Note shall have the right to require Issuer to repay a Note prior to its maturity date upon the death of the beneficial owner of the Note as described below. The Issuer calls this right the “Survivor’s Option.”

     Upon exercise of the Survivor’s Option, the Issuer will, at its option, either repay or purchase any Note properly delivered for repayment by or on behalf of the person that has authority to act on behalf of the deceased beneficial owner of the Note at a price equal to the sum of:

  100% of the principal amount of such Note (or, for zero-coupon Notes, the amortized face amount of such Notes on the date of such repayment), and accrued and unpaid interest, if any, to the date of such repayment subject to the following limitations.

     The Survivor’s Option may not be exercised until at least 12 months following the date of original issue of the applicable Notes. In addition, the Issuer may limit the aggregate principal amount of Notes as to which the Survivor’s Option may be exercised as follows:

  In any calendar year, the Issuer may limit the aggregate principal amount to the greater of 1% of the outstanding aggregate principal amount of the Notes as of December 31 of the most recently completed year or $1,000,000. The Issuer calls this limitation the “annual put limitation.”

  For any individual deceased beneficial owner of Notes, the Issuer may limit the aggregate principal amount to $200,000 for any calendar year. The Issuer calls this limitation the “individual put limitation.”

     The Issuer will not make principal repayments pursuant to the exercise of the Survivor’s Option in amounts that are less than $1,000. If the limitations described above would result in the partial repayment of any Note, the principal amount of the Note remaining outstanding after repayment must be at least $1,000.

     Each Note delivered pursuant to a valid exercise of the Survivor’s Option will be accepted promptly in the order all such Notes are delivered, unless the acceptance of that Note would contravene the annual put limitation or the individual put limitation. If, as of the end of any calendar year, the aggregate principal amount of Notes that have been accepted pursuant to exercise of the Survivor’s Option during that year has not exceeded the annual put limitation for that year, any Notes not accepted during that calendar year because of the individual put limitation will be accepted in the order all such Notes were delivered, to the extent that any such acceptance would not trigger the annual put limitation for such calendar year.

     Any Note accepted for repayment pursuant to exercise of the Survivor’s Option will be repaid no later than the first June 15 or December 15 to occur at least 20 calendar days after the date of acceptance. If that date is not a Business Day, payment will be made on the next succeeding Business Day. Each Note delivered for repayment that is not accepted in any calendar year due to the application of the annual put limitation or the individual put limitation will be deemed to be delivered in the following calendar year in the order in which all such Notes are originally delivered, unless any such Note is withdrawn by the representative for the deceased beneficial owner prior to its repayment. Other than as described in the immediately preceding sentence, Notes delivered upon exercise of the Survivor’s Option may not be withdrawn. In the event that a Note delivered for repayment pursuant to valid exercise of the Survivor’s Option is not accepted, the Trustee will deliver a notice by first-class mail to the registered Holder that states the reason that the Note has not been accepted for repayment. Following receipt of such notice from the Trustee, the representative for the deceased beneficial owner may withdraw any such Note and the exercise of the Survivor’s Option.

     Subject to the foregoing, in order to validly exercise a Survivor’s Option, the Trustee must receive from the representative of the deceased beneficial owner:

  a written request for repayment signed by the representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (“NASD”) or a commercial bank or trust company having an office or correspondent in the United States;

  appropriate evidence satisfactory to the Trustee that the representative has authority to act on behalf of the deceased beneficial owner, the death of such beneficial owner has occurred and the deceased was the beneficial owner of the Note at the time of death;

  if applicable, a properly executed assignment or endorsement;

  if the beneficial interest in the Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased’s ownership of a beneficial interest in the Note; and

  a detailed description of this Note, including the CUSIP number.

     Subject to the annual put limitation and the individual put limitation, all questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Trustee in its sole discretion. The Trustee’s determination will be final and binding on all parties.

     The death of a person owning a Note in joint tenancy or tenancy by the entirety will be deemed the death of the beneficial owner of the Note, and the entire principal amount of the Note so held will be subject to the Survivor’s Option. The death of a person owning a Note by tenancy in common will be deemed the death of the beneficial owner of a Note only with respect to the deceased Holder’s interest in the Note so held by tenancy in common. However, if a Note is held by husband and wife as tenants in common, the death of either will be deemed the death of the beneficial owner of the Note, and the entire principal amount of the Note so held will be subject to the Survivor’s Option. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note will be deemed the death of the beneficial owner for purposes of the Survivor’s Option, regardless of the registered Holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in the Note during his or her lifetime.

     6. Events of Default. If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may, unless otherwise specified in the Indenture, be declared due and payable in the manner and with the effect provided in the Indenture.

     7. Supplemental Indentures. The Indenture permits, with certain exceptions as therein provided, supplemental indentures with and without the consent of the Holder that modifies the rights and obligations of the Issuer, the Guarantors and the Holders of the Notes. The Indenture provides that with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), the Issuer, when authorized by a resolution of its Managing Member, and the Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series or of the Coupons appertaining to such Securities.

     8. Obligation to Pay Absolute. No reference herein to the Indenture and no provision of the Note or of the Indenture shall alter or impair the obligation of the Issuer and the Guarantors, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the time, places and rate, and in the coin or currency, herein prescribed. However, the Indenture limits the Holder’s right to enforce the Indenture and this Note.

     9. Transfers. As provided in the Indenture and subject to certain limitations set forth therein and as may be set forth on the face hereof, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     This Note is a Global Note and shall be exchangeable for Notes registered in the names of Persons other than The Depository Trust Company, as depositary (the “Depositary”), with respect to this Global Note or its nominee only if (A) such Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for this Global Note or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, (B) the Issuer, in its discretion, executes and delivers to the Trustee an Issuer Order that this Global Note shall be exchangeable or (C) there shall have occurred and be continuing an Event of Default with respect to the Notes. If this Global Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Notes issuable in denominations of $1,000 and any integral multiple of $1,000 in excess thereof, registered in such names as such Depositary shall direct.

     Unless a different denomination is set forth on the front of this Note, this Notes is issuable in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof.

     No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Notes of this series may be issued in the form of one or more Global Securities to the Depositary as depositary for the Global Securities of this series or its nominee and registered in the name of the Depositary or such nominee.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

     10. Guarantee. The obligations of the Issuer hereunder are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the Guarantors.

     11. Governing Law. The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

     12. Defined Terms. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Issuer to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount hereof to be repaid, together with accrued and unpaid interest hereon, payable to the date of repayment, to the undersigned, at ______________________________. (Please print or typewrite name and address of the undersigned)

     For this Note to be repaid, the undersigned must give to the Trustee at 2 North LaSalle Street, Chicago, Illinois 60602, Attention: Corporate Trust Department, or at such other place or places of which the Issuer shall from time to time notify the holders of the Notes, not more than 45 days nor less than 30 days prior to the date of repayment, this Note with this “Option to Elect Repayment” form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of US$1,000) which the holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

US$

Signature
Dated:	NOTICE: The signature on this “Option to Elect Repayment”
form must correspond with the name as written upon the face of the within Note in every particular, without alteration or
enlargement or any change whatsoever.

Signature Guarantee

NOTICE: The signature(s) should be
guaranteed by an eligible guarantor
institution (banks, stockbrokers, savings
and loan associations, and credit unions
with membership in an approved signature
guarantee medallion program), pursuant to
Rule 17Ad-15 under the Securities
Exchange Act of 1934.

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common
TEN ENT	–	as tenants by the entireties
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT –		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors Act

(State)
Additional abbreviations may also be used though not in the above list.

______________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY
NUMBER OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

(Please print or typewrite name and address, including postal zip code, of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond
with the name as written upon the within Note in every
particular, without alteration or enlargement or any change
whatsoever.

Signature Guarantee

NOTICE: The signature(s) should be
guaranteed by an eligible guarantor
institution (banks, stockbrokers,
savings and loan associations, and
credit unions with membership in an
approved signature guarantee medallion
program), pursuant to Rule 17Ad-15
under the Securities Exchange Act of 1934.